Exhibit 99.1

OMNIQ’S Q SHIELD™ AI-BASED SAFE CITY SYSTEM, CONTINUES TO EXPAND IN GEORGIA ADDING AN ADDITIONAL CITY

SALT LAKE CITY, April 11, 2023, (GLOBE NEWSWIRE) — OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or “the Company”), a provider of Artificial Intelligence (AI)-based solutions, today announced that the Company has been selected by the City of Lumpkin, Georgia to deploy its Q Shield vehicle recognition systems (VRS) technology and its cloud based citation management platform. This technology identifies any vehicle driving through the city which is on a National Crime Information Center (NCIC) data base or the city’s local Bureau of Investigations Database and cites violators who drive through the city with outstanding traffic violations, as well as other alerts such as unregistered and uninsured vehicles.

Shai Lustgarten, CEO commented “We are proud that our AI based Safe City product, Q-Shield is continuing to gain momentum as we announce our newest contract with the city of Lumpkin, GA. With this addition, our presence in the state of Georgia continues to grow, as we now have 9 cities contracted. As a direct result of cities recognizing the quick impact, we have on both the quality of life and the revenue potential our pipeline continues to grow. We now have a total of 18 cities in the US contracted and anticipate continued growth in Georgia, as well as additional other states across the country. Our revenue model is based on recurring revenue sharing that will have a significant impact on our profitability as we add more cities using our unique technology. With a superior product offering and a robust pipeline, we believe we are well positioned to make a significant impact on countless lives as well as developing an expanding revenue stream with higher profit margins for our clients and our company.”

Q Shield, OMNIQ’s AI-based machine vision VRS solution uses patented Neural Network algorithms that imitate human brains for pattern recognition and decision-making. More than 17,000 OMNIQ AI based machine vision sensors are installed worldwide, including approximately 7,000 in the U.S. Based on superior accuracy and patented features like identification of make and color combined with superior accuracy based on the sophisticated algorithm and machine learning that largely depends on accumulated data provided by thousands of sensors already deployed. Our AI based solution is deployed in sensitive areas in the Middle East for terror prevention as well as in South America, Florida and the Far East for crime prevention and public safety. The technology is used for traffic management, automation of parking and new verticals, such as retail shops and QSR restaurants as part of the CRM system.

About OMNIQ Corp:

OMNIQ Corp. provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, oil, gas, and chemicals.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023 and the fast casual restaurant sector expected to reach $209 billion by 2027.

For more information please visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Company Contact:

Koko Kimball

385-758-9241

kkimball@omniq.com